EXHIBIT 23.3

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS
1100 LOUISIANA
SUITE 3800
HOUSTON, TEXAS  77002-5218
TELEPHONE (713) 651-9191
FAX (713) 651-0849

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the incorporation by reference, into the Registration Statement on Form S-3 filed by U.S. Energy Corp. (the “Company”) with the Securities and Exchange Commission, of the information contained in our reports relating to certain estimated quantities of the Company’s proved reserves of oil and gas, future net income and discounted future net income, effective December 31, 2008, all as set forth in the Company’s  Annual Report on Form 10-K for the year ended December 31, 2008.  We further consent to references to our firm under the headings “Reserves,” “Oil and Gas Production,” “Oil and Gas Development,” and “Oil and Natural Gas Reserves (Unaudited),” all as such information is set forth in that Annual Report, which Annual Report is incorporated by reference into the Form S-3 Registration Statement.

We also consent to the reference of our firm under the caption “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

Houston, Texas
October 20, 2009